UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 18, 2006

SCHICK TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

State of Delaware	000-22673	11-3374812
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

30-00 47th Avenue

Long Island City, New York 11101

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 937-5765

(Former Name or Former Address, if

Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐     Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

On April 18, 2006, Schick Technologies, Inc. (the “Company”) issued a press release announcing that the purported class action filed in connection with the Company’s proposed merger with Sirona Dental Systems had been voluntarily dismissed without prejudice. Each party is bearing its own costs in connection with the lawsuit and no payment, or promise of payment, is being made to plaintiff or his attorneys.

A copy of the Company’s press release, dated April 18, 2006, is filed as Exhibit 99.1 hereto.

Where to Find Additional Information

The Company plans to file a definitive Proxy Statement with the Securities and Exchange Commission (the “SEC’) in connection with the proposed transaction. Shareholders of the Company are urged to read the Proxy Statement and any other relevant documents filed with the SEC when they become available because they will contain important information about Sirona, the Company and the proposed transaction. The definitive Proxy Statement will be mailed to the Company’s shareholders prior to the shareholder meeting. Investors will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov. In addition, documents filed with the SEC by Schick will be available free of charge from Schick Technologies, Inc., Attn: Legal Department, 30-00 47th Avenue, Long Island City, New York, 11101, Tel: (718) 937-5765.

Participants in the Solicitation

Schick Technologies, Inc. and its directors and executive officers and other members of its management and employees, may be deemed to be participants in the solicitation of proxies from shareholders of Schick in connection with the proposed transaction. Information about the directors and executive officers of Schick and their ownership of Schick stock is set forth in Schick’s Proxy Statement filed with the SEC in connection with its Annual Shareholders Meeting for fiscal 2005. Additional information regarding the interests of participants in the solicitation will be set forth in the Proxy Statement filed with the SEC in connection with the proposed transaction.

ITEM 9.01. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Exhibit 99.1: Press Release, dated April 18, 2006, issued by Schick Technologies, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHICK TECHNOLOGIES, INC.
(Registrant)
Date: April 18, 2006
By: /s/ Zvi N. Raskin
Zvi N. Raskin
Secretary and General Counsel